UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

Neurologix, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-13347	06-1582875
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 592-6451

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 6, 2010, Neurologix, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with General Electric Pension Trust (“GE”), Corriente Master Fund, L.P. (“Corriente”) and Palisade Concentrated Equity Partnership II, L.P. (“Palisade,” and together with GE and Corriente, the “Investors”). The Investors, or affiliated entities thereof, are each existing stockholders of the Company and each, or affiliated entities thereof, beneficially owns greater than 10% of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), on an as-converted basis.

Pursuant to the Purchase Agreement, the Company issued its promissory notes (the “Notes”) for an aggregate of $7 million (the “Loan”). The Notes bear interest at 10% per annum, mature on October 31, 2011, and are secured by substantially all the assets of the Company. At maturity, the Company will pay an amount equal to 1.2 times the principal amount of the Notes, plus accrued interest. The Investors also received 7-year warrants (the “Warrants”) exercisable for an aggregate of 2,430,555 shares of Common Stock at an exercise price of $1.44 per share, subject to certain adjustments set forth in the Warrants. The Notes will automatically be converted into a new series of the Company’s preferred stock if such stock is senior to all other equity securities of the Company with respect to liquidation and dividend rights and is sold by the Company in a transaction or series of transactions in which the Company receives proceeds of $30 million or more (excluding proceeds attributable to conversion of the Notes).

The Notes will become accelerated upon, among other things: (i) a sale of the Company or its assets or a merger or consolidation of the Company with or into another entity or entities and (ii) the receipt by the Company of at least $30 million in connection with the licensing of its rights to its Parkinson’s product.

The Investors were granted certain preemptive rights with respect to future financings of the Company and were granted certain registration rights with respect to the shares of Common Stock issuable on exercise of the Warrants.

This summary is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 10.1, the Form of Note attached hereto as Exhibit 10.2, the Form of Warrant attached hereto as Exhibit 10.3, the Security Agreement attached hereto as Exhibit 10.4 and the Second Amendment to Registration Rights Agreement attached hereto as Exhibit 10.5, each of which is incorporated herein by reference.

In connection with the issuance of the Notes and the Warrants, the holders of the Company’s Series C Convertible Preferred Stock, par value $0.10 per share (the “Series C Stock”), and Series D Convertible Preferred Stock, par value $0.10 per share (the “Series D Stock”), consented to a modification of the preemptive rights granted to them pursuant to (i) the Stock and Warrant Subscription Agreement, dated as of May 10, 2006, by and among the Company, GE, DaimlerChrysler Corporation Master Retirement Trust, n/k/a Chrysler Group LLC Master Retirement Trust (“Chrysler”), certain funds managed by ProMed Asset Management LLC (collectively, “ProMed”), Paul Scharfer, and David Musket, as amended by a letter agreement dated November 8, 2007, (ii) the Stock and Warrant Subscription Agreement, dated as of November 19, 2007, by and among the Company, GE and Corriente, and (iii) the Stock and Warrant Subscription Agreement, dated as of April 28, 2008, by and among the Company, GE and Corriente. The modification resulted in a cutback in the amount of the Company’s securities which could be acquired pursuant to such holders’ preemptive rights in order to allow the Investors to acquire up to 19% of the aggregate amount of securities offered by the Company in a future financing. Such modification was made pursuant to a Letter Agreement re Proposed Financing, dated November 23, 2010, among the Company, GE, Chrysler, ProMed, Corriente and David Musket.

This summary is qualified in its entirety by reference to the full text of the Letter Agreement re Proposed Financing attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 2.03(a) Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

As indicated in Item 1.01, the Company issued Warrants, exercisable at any time and from time to time, to purchase an aggregate of 2,430,555 shares of Common Stock. The Warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

See Exhibit Index below.

EXHIBIT INDEX

Number	Title

10.1	Note and Warrant Purchase Agreement, dated December 6, 2010, by and among Neurologix, Inc., General Electric Pension Trust, Corriente Master Fund, L.P. and Palisade Concentrated Equity Partnership II, L.P.

10.2	Form of Secured Senior Convertible Promissory Note

10.3	Form of Warrant to Purchase Common Stock of Neurologix, Inc.

10.4	Security Agreement, dated December 6, 2010, by and among Neurologix, Inc., General Electric Pension Trust, Corriente Master Fund, L.P. and Palisade Concentrated Equity Partnership II, L.P.

10.5	Second Amendment to Registration Rights Agreement, dated December 6, 2010, by and among Neurologix, Inc., General Electric Pension Trust, Corriente Master Fund, L.P., Palisade Concentrated Equity Partnership II, L.P., Chrysler Group LLC Master Retirement Trust and Promed Partners, LP

10.6	Letter Agreement re Proposed Financing, dated November 23, 2010, from Neurologix, Inc. and consented and accepted by General Electric Pension Trust, Chrysler Group LLC Master Retirement Trust, Promed Partners, LP, Promed Offshore Fund Ltd., Corriente Master Fund, L.P. and David Musket

99.1	Press release of Neurologix, Inc., dated December 6, 2010, announcing the closing of the Loan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

NEUROLOGIX, INC.

Date: December 6, 2010	By:	/s/ Marc L. Panoff

Name: Marc L. Panoff
Title: Chief Financial Officer, Secretary and Treasurer